EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of August 23, 2010 (this “First Amendment”), to the Credit Agreement, dated as of March 31, 2010 (the “Credit Agreement”), among Audiovox Corporation (the “Borrower”), the other Loan Parties party thereto, the banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, the Lenders, and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Required Lenders agree to amend the Credit Agreement in the manner set forth herein; and

WHEREAS, the Required Lenders are willing to agree to the requested amendments asset forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

2. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Applicable Rate” in its entirety and inserting in lieu thereof the following:

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon average Availability (as determined by the Administrative Agent) for the Borrower’s most recently completed fiscal quarter:

Average	ABR Spread	Eurodollar	Commitment Fee
Availability		Spread	Rate

Category 1	2.75%	3.75%	0.50%
• $7,500,000
Category 2	2.25%	3.25%	0.50%
> $7,500,000 but • $10,000,000
Category 3	1.75%	2.75%	0.50%
> $10,000,000

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower based upon the average Availability for such fiscal quarter (the “Average Availability”) and (b) each change in the Applicable Rate as determined by the Administrative Agent pursuant to clause (a) shall be effective on the first day of the next succeeding fiscal quarter of the Borrower (with such change to be effective until the next successive change) and the Administrative Agent shall promptly notify the Borrower and the Lenders of the determination of the Average Availability for the applicable fiscal quarter, provided that the Average Availability shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

3.           Amendment to Schedule 3.13. The Credit Agreement is hereby amended by replacing Schedule 3.13 with Annex A hereto.

4.           Conditions to Effectiveness of this Amendment. This First Amendment shall become effective (the date of such effectiveness, the “First Amendment Effective Date”) upon the satisfaction of or waiver by the Administrative Agent of the following conditions:

(a) this First Amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders;

(b) no Default or Event of Default shall have occurred and be continuing; and

(c) the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel).

5.           Representation and Warranties. To induce the Administrative Agent and the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

(a) As of the First Amendment Effective Date, and after giving effect to this First Amendment, each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects as if made on and as of such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specific date shall be required to be true and correct in all material respects only as of such specified date).

(b) No Default or Event of Default has occurred and is continuing after giving effect to the amendments contemplated herein.

6.           Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect.

7.           Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this First Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

8.           Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. Integration. This First Amendment and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

10. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties herewto have caused this First Amendment to be duly execut ed and delivered by their proper and duly authorized officers as of the day and year first above written.
AUDIOVOX CORPORATION

By: /s/   Charles M. Stoehr
Name: Charles M. Stoehr
Title: SVP/CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By: /s/  Robert A. Koulius
Name: Robert A.Koulius
Title: Vice President

Annex A

See Attached

SCHEDULE 3.13
TO THE CREDIT AGREEMENT

CAPITALIZATION AND SUBSIDIARIES

Subsidiaries	Jurisdiction of	% of
	Incorporation	Ownership

Audiovox Accessories Corp.	Delaware	100%
Batteries.com, LLC	Indiana	100%	2
Technuity, Inc.	Indiana	100%	2
Audiovox Electronics Corporation	Delaware	100%
Code Systems, Inc.	Delaware	100%	3
Invision Automotive Systems Inc.	Delaware	100%	3
Audiovox Internet Corp.	Delaware	100%	3
Audiovox Websales LLC	Delaware	100%	3
Audiovox German Corporation	Delaware	100%	3
Audiovox German Holdings GmbH	Germany	100%	3
Magnat Audio Produkte GmbH	Germany	100%	4
Oehlbach Kabel GmbH	Germany	100%	4
Audiovox Audio Produkte GmbH	Germany	100%	4
Audiovox Incaar Systems GmbH	Germany	100%	4
Schwaiger GmbH	Germany	100%	4
Audiovox Consumer Electronics Inc.	Delaware	100%
American Radio Corp.	Georgia	100%
Latin America Exports Corp.	Delaware	100%
Audiovox Asia Inc.	Delaware	100%
Audiovox Hong Kong Ltd.	Hong Kong	100%	5
Audiovox Consumer Electronic
Hong Kong Ltd.	Hong Kong	100%	5
Audiovox Canada Limited	Ontario	100%
Audiovox Communications Corp.	Delaware	100%
Audiovox Communications International Inc.	Delaware	100%	6
Audiovox Communications International LLC	Delaware	100%	6
Audiovox Communications Canada Co.	Nova Scotia	100%	6
Audiovox International Corporation	Delaware	100%
Audiovox Specialized Applications LLC	Delaware	50%
Audiovox Latin America Ltd.	Delaware	100%
Audiovox Venezuela CA	Venezuela	100%	7
Audiovox Mexico S. de RL de CV	Mexico	100%	7
Servicios Administrativos Audiovox
S. de RL de CV	Mexico	100%	7
The Caribbean Technical Services Corp.	BVI	100%
Caribbean Technical Export Inc.	Delaware	100%	8
Electronics Trademark Holding Company LLC	Delaware	100%

1. Audiovox Corporation is parent unless otherwise indicated.
2. Audiovox Accessories Corporation is the parent.
3. Audiovox Electronics Corporation is the parent.
4.Audiovox German Holdings GmbH is the parent.
5. Audiovox Asia Inc. is the parent.
6. Audiovox Communications Corp. is the parent.
7. Audiovox Latin America Ltd. is the parent.
8. The Caribbean Technical Services Corp. is the parent.